Press Release	Exhibit 99.1

Acutus Medical Reports Full Year 2024 Financial Results

CARLSBAD, Calif., March 24, 2025 (GLOBE NEWSWIRE) — Acutus Medical, Inc. (“Acutus” or the “Company”) (OTC: AFIB) today reported results for the full year of 2024.
Recent Highlights:

•2024 Revenue from Continuing Operations of $20.2 million grew 181% year-over-year, from $7.2 million last year.

•Operating loss for continuing operations was $0.1 million, compared to 11.7 million last year.

•Recorded $10.8 million in gain on sale of business, an increase of 19% compared to last year.

•Cash, cash equivalents, marketable securities and restricted cash were $14.0 million as of December 31, 2024.

Full Year 2024 Financial Results
Revenue from Continuing Operations was $20.2 million for 2024, an increase of 181% compared to $7.2 million in 2023.

Gross margin on a GAAP basis for continuing operations was 5% for 2024 compared to negative 44% for 2023. The improvement was driven by higher production volumes related to left-heart access manufacturing and reduced manufacturing overhead expenses.

Operating expenses for continuing operations on a GAAP basis was $1.1 million for 2024 compared to Operating expenses of $8.6 million last year. The decrease in operating expenses from reduced discretionary spend under this new business model.

Net loss on continuing operations on a GAAP basis was $4.6 million for 2024 and net loss per share was $0.16 on a weighted average basic and diluted outstanding share count of 29.8 million, compared to a net loss of $11.9 million and a net loss per share of $0.4 on a weighted average basic and diluted outstanding share count of 29.1 million for last year.

Cash, cash equivalents, marketable securities and restricted cash were $14.0 million as of December 31, 2024.

Loss on Discontinued Operations
Loss on discontinued operations was $5.0 million for 2024, compared to $69.7 million last year.

Outlook
Due to the announced plan to realign resources to support the left-heart access distribution business and exit from the electrophysiology mapping and ablation businesses, the Company will no longer provide financial guidance.

About Acutus
Acutus is focused on the production of left-heart access products under its distribution agreement with Medtronic, Inc. Founded in 2011, Acutus is based in Carlsbad, California.

Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words 'believe", "estimate", "project", "expect" or similar expressions. Forward looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from forward-looking statements.
Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, successful completion of the Company’s restructuring plan, continued acceptance of the Company’s left-heart access products in the marketplace, the effect of global economic conditions on the ability and willingness of Medtronic to purchase the Company’s left-heart access products and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the Company’s ability to maintain its listing on Nasdaq, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Chad Hollister
Acutus Medical, Inc.
investors@acutus.com

Acutus Medical, Inc.
Consolidated Balance Sheets

(in thousands, except share and per share amounts)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$14,019	$19,170
Marketable securities, short-term	—	3,233
Restricted cash, short-term	—	7,030
Accounts receivable	7,878	11,353
Inventory	1,790	4,278
Prepaid expenses and other current assets	641	678
Current assets of discontinued operations (Note 3)	1,250	510
Total current assets	25,578	46,252

Property and equipment, net	517	825
Right-of-use assets, net	2,459	3,189
Other assets	94	94
Non-current assets of discontinued operations (Note 3)	—	3,600
Total assets	$28,648	$53,960

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	1,276	2,761
Accrued liabilities	3,006	2,887
Operating lease liabilities, short-term	957	718
Long-term debt, current portion	7,005	1,864
Warrant liability	194	409
Current liabilities of discontinued operations (Note 3)	—	10,303
Total current liabilities	12,438	18,942

Operating lease liabilities, long-term	2,238	3,243
Long-term debt	25,564	32,654
Total liabilities	40,240	54,839

Commitments and contingencies (Note 12)

Stockholders' (deficit) equity

Preferred stock, $0.001 par value; 5,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 6,666 shares of the preferred stock, designated as Series A Common Equivalent Preferred Stock, are issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.001 par value; 260,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 29,912,305 and 29,313,667 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	30	29
Additional paid-in capital	598,670	599,935
Accumulated deficit	(609,524)	(599,977)
Accumulated other comprehensive loss	(768)	(866)
Total stockholders' deficit	(11,592)	(879)
Total liabilities and stockholders' deficit	$28,648	$53,960

Acutus Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
(in thousands, except share and per share amounts)	2024	2023
Revenue	$20,157	$7,164
Cost of products sold	19,144	10,301
Gross profit (loss)	1,013	(3,137)

Operating expenses (income):
Research and development	—	3,482
Selling, general and administrative	10,436	14,066
Restructuring	1,448	—
Change in fair value of contingent consideration	—	123
Gain on sale of business	(10,814)	(9,080)
Total operating expenses	1,070	8,591
Loss from operations	(57)	(11,728)

Other income (expense):
Change in fair value of warrant liability	215	2,937
Interest income	763	2,588
Interest expense	(5,758)	(5,655)
Other revenue	301	—
Total other expense, net	(4,479)	(130)
Loss from continuing operations before income taxes	(4,536)	(11,858)
Income tax (benefit) expense	—	63
Net loss from continuing operations	(4,536)	(11,921)
Discontinued operations:
Loss from discontinued operations before income taxes	(4,999)	(69,530)
Income tax expense - discontinued operations	12	212
Loss from discontinued operations	(5,011)	(69,742)
Net loss	$(9,547)	$(81,663)

Other comprehensive income (loss):
Unrealized gain on marketable securities	—	7
Foreign currency translation adjustment	98	(4)
Comprehensive loss	$(9,449)	$(81,660)

Net loss per share, basic and diluted:
Loss from continuing operations	$(0.15)	$(0.41)
Loss from discontinued operations	$(0.17)	$(2.40)
Net loss per common share, basic	$(0.32)	$(2.81)

Weighted average number of common shares outstanding, basic and diluted	29,768,208	29,095,294

Acutus Medical, Inc.
Consolidated Statements of Cash Flows

(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(9,547)	$(81,663)
Less: Loss on discontinued operations	5,011	69,742
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	297	191
Non-cash stock-based compensation expense	459	3,032
Accretion of discounts on marketable securities, net	(28)	(1,428)
Amortization of debt issuance costs	931	571
Amortization of operating lease right-of-use assets	730	683
Gain on sale of business, net	(10,814)	(9,080)
Change in fair value of warrant liability	(215)	(2,937)
Change in fair value of contingent consideration	—	123
Changes in operating assets and liabilities:
Accounts receivable	(4,048)	(1,074)
Inventory	2,488	(2,484)
Employer retention credit receivable	—	4,703
Prepaid expenses and other current assets	48	656
Accounts payable	(1,485)	288
Accrued liabilities	(246)	(700)
Operating lease liabilities	(766)	(461)
Other long-term liabilities	—	(12)
Net cash used in operating activities - continuing operations	(17,185)	(19,850)
Net cash used in operating activities - discontinued operations	(14,475)	(43,268)
Net cash used in operating activities	(31,660)	(63,118)

Cash flows from investing activities
Proceeds from sale of business	18,672	17,000
Purchases of available-for-sale marketable securities	—	(39,765)
Sales of available-for-sale marketable securities	500	750
Maturities of available-for-sale marketable securities	2,750	82,000
Purchases of property and equipment	(112)	(219)
Net cash provided by investing activities - continuing operations	21,810	59,766
Net cash provided by (used in) investing activities - discontinued operations	339	(1,211)
Net cash provided by investing activities	22,149	58,555

Cash flows from financing activities
Repayment of debt	(2,625)	—
Payment of debt issuance costs	—	(490)
Proceeds from the exercise of stock options	—	4
Proceeds from employee stock purchase plan	—	25
Payment of contingent consideration	—	(1,923)
Net cash used in financing activities - continuing operations	(2,850)	(2,384)
Net cash used in financing activities - discontinued operations	(41)	(280)
Net cash used in financing activities	(2,891)	(2,664)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	221	2,079

Net change in cash, cash equivalents and restricted cash	(12,181)	(5,148)
Cash, cash equivalents and restricted cash, at the beginning of the period	26,200	31,348
Cash, cash equivalents and restricted cash, at the end of the period	$14,019	$26,200

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,544	$5,012

Supplemental disclosure of noncash investing and financing activities:

Changes between assets and liabilities in discontinued operations	$—	$5,445
Accounts receivable from sale of business	$1,838	$9,360
Change in unrealized (gain) loss on marketable securities	$—	$(7)